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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): March 12, 1999


                                 EARTHWEB INC.
              (Exact Name of Registrant as Specified in Charter)


            DELAWARE                     000-25017               13-3899472
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)


   3 PARK AVENUE, NEW YORK, NEW YORK                                 10016
(Address of Principal Executive Offices)                          (Zip Code)


                                (212) 725-6550
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OF ASSETS.

On March 12, 1999, EarthWeb Inc. ("EarthWeb") entered into a Securities Purchase Agreement (the "Agreement") with MicroHouse International, Inc. ("MicroHouse"), Steve Anderson, Doug Anderson and Robert Anderson (collectively, the "Sellers"), and, with respect to a certain provision, Ascent Partners ("Ascent"). Pursuant to the Agreement, EarthWeb acquired all of the capital stock of MicroHouse on March 19,1999. Prior to the acquisition, the ownership of MicroHouse was held by Steve Anderson, Doug Anderson and Robert Anderson. A copy of the Agreement is attached as Exhibit 2.1.

The consideration paid by EarthWeb to acquire all of the capital stock of MicroHouse consisted of (a) $1,595,000 in cash, $1,000,000 of which was paid at closing, with $500,000 and $95,000 of the balance payable on July 19, 1999 and April 1, 2000, respectively, (b) 50,856 shares of EarthWeb common stock delivered at closing, of which 48,314 shares were delivered to the Sellers and the balance were delivered to Ascent as a fee in connection with the acquisition, and (c) promissory notes in an aggregate amount of $4,973,719 convertible into 126,475 shares of common stock on March 20, 2000 (collectively, the "Promissory Notes") (copies of the Promissory Notes are attached as Exhibits
4.2 to 4.4). The foregoing purchase price is subject to future adjustments, not to exceed $611,349, based on EarthWeb's calculation of Microhouse's net revenue from continuing operations for the year ended December 31, 1998, following a financial audit to be conducted on the operations of Microhouse for that year. Such purchase price was reached through arm's length negotiations and was funded through the issuance of EarthWeb common stock and the Promissory Notes, and from the proceeds of EarthWeb's initial public offering.

The acquisition will be accounted for as a purchase. The purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. EarthWeb will record a one-time charge in the second quarter of 1999, relating to the issuance of employee stock options of approximately $500,000. Results of operations for MicroHouse will be included with those of EarthWeb for periods subsequent to the date of acquisition.

MicroHouse is a provider of subscription-based electronic reference libraries to information technology professionals.

In accordance with a registration rights agreement executed and delivered as part of the acquisition, EarthWeb granted certain rights to Steve Anderson, Doug Anderson, Robert Anderson, and Ascent Partners with respect to the registration of EarthWeb common stock. A copy of such registration rights agreement is attached as Exhibit 4.1.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a) Financial Statements of Business Acquired

           Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by amendment within 60 days of the date of this filing.

       (b) Pro Forma Financial Information

           Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by amendment within 60 days of the date of this filing.

       (c) Exhibit Index

           Exhibit
           No.   Description
           ---   -----------

           2.1 Securities Purchase Agreement, dated as of March 12, 1999, between EarthWeb Inc., MicroHouse International, Inc. and Steve Anderson, Doug Anderson, Robert Anderson, and, with respect to a certain provision, Ascent Partners.

           4.1 Registration Rights Agreement, dated as of March 19, 1999, between EarthWeb Inc., Steve Anderson, Doug Anderson, Robert Anderson, and Ascent Partners.

           4.2 Zero Coupon Convertible Promissory Note, dated as of March 19, 1999, of EarthWeb Inc. in favor of Steve Anderson.

           4.3 Zero Coupon Convertible Promissory Note, dated as of March 19, 1999, of EarthWeb Inc. in favor of Doug Anderson.

           4.4 Zero Coupon Convertible Promissory Note, dated as of March 19, 1999, of EarthWeb Inc. in favor of Robert Anderson.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EarthWeb Inc.

Dated: March 26, 1999                   By: /s/ Jack D. Hidary
                                            -----------------------
                                            Jack D. Hidary
                                            President and Chief Executive
                                            Officer